Exhibit 10.20

EXECUTION VERSION

SECOND AMENDED & RESTATED ADVISORY AGREEMENT

THIS SECOND AMENDED & RESTATED ADVISORY AGREEMENT (this “Agreement”) is made as of September 15, 2016, by and among GTCR Management XI LP, a Delaware limited partnership (“GTCR”), Vector Laboratories, Inc., a California corporation (“Vector”), and TriLink BioTechnologies, LLC, a Delaware limited liability company (“TriLink” and, together with Vector, each an “Opco” and collectively “Opcos”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Limited Liability Company Agreement of the Company (as defined below), dated as of April 5, 2016, among the parties from time to time party thereto (as amended or modified from time to time, the “LLC Agreement”).

WHEREAS, Maravai Life Sciences, Inc., a Delaware corporation (“Parent”), and GTCR entered into an Advisory Agreement, dated as of March 18, 2014 (the “Original Agreement”);

WHEREAS, Parent, GTCR and VLI Merger Sub, Inc., a California corporation (“VLI”), entered into an Amended & Restated Advisory Agreement, dated as of April 5, 2016 (the “A&R Agreement”) to amend, replace and supersede in its entirety the Original Agreement;

WHEREAS, on April 5, 2016, VLI merged with and into Vector pursuant to that certain Agreement and Plan of Merger, dated as of March 2, 2016, by and among VLI, Vector and certain other parties thereto;

WHEREAS, pursuant to the transactions contemplated by that certain Securities Purchase Agreement, dated as of August 16, 2016, by and among TRIHC, Inc., a California corporation (“Seller”), Maravai Intermediate Holdings II, LLC, a Delaware limited liability company (“Purchaser”), TriLink and certain other parties thereto, on the date hereof Purchaser acquired from Seller 100% of the issued and outstanding equity interests of TriLink;

WHEREAS, each Opco is an indirect subsidiary of Maravai Life Sciences Holdings, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, certain investment funds or special purpose investment vehicles managed or advised by GTCR (collectively, the “Investors”) purchased (the “Investment”) certain equity securities of Company, are making additional capital contributions with respect thereto as of the date of this Agreement and may make additional capital contributions with respect thereto pursuant to that certain Unit Purchase Agreement, dated as of March 18, 2014 (as amended or modified from time to time, the “Unit Purchase Agreement”) between the Company and the Investors;

WHEREAS, Opcos desire to receive financial and business consulting services from GTCR and obtain the benefit of GTCR’s experience in business and financial management generally and its knowledge of Opcos and Opcos’ financial affairs in particular;

WHEREAS, in connection with the Investment, GTCR is willing to provide financial and business consulting services to Opcos, and the compensation arrangements set forth in this Agreement are designed to compensate GTCR for such services; and

WHEREAS, Opcos and GTCR desire to enter into this Agreement to amend and replace, and supersede in its entirety, the A&R Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR and Opco hereby agree as follows:

1.         Engagement. Opcos hereby engage GTCR as a financial and business consultant, and GTCR hereby agrees to provide financial and business consulting services to Opcos, all on the terms and subject to the conditions set forth below.

2.         Services of GTCR. GTCR hereby agrees during the term of this engagement to consult with the board of directors (or similar governing bodies) of Opcos (collectively, the “Boards”), the boards of directors (or similar governing bodies) of Opcos’ affiliates and the management of Opcos and their respective affiliates in such manner and on such business and financial matters as may be reasonably requested from time to time by the Boards, including:

(a)        corporate strategy;

(b)        budgeting of future corporate investments;

(c)        acquisition and divestiture strategies; and

(d)        debt and equity financings.

3.         Personnel. GTCR shall provide and devote to the performance of this Agreement such partners, employees and agents of GTCR as GTCR shall deem appropriate for the furnishing of the services required hereby.

4.         Placement Fees.

(a)        Each time any of the Investors and/or any of their Affiliates (as defined, for all purposes hereunder, in the Unit Purchase Agreement) provide any equity and/or debt financing to the Company or any of its Subsidiaries (including pursuant to Section 1 of the Unit Purchase Agreement), Opcos shall concurrently pay to GTCR a placement fee in immediately available funds in an aggregate amount equal to one percent (1.0%) of the gross amount of such equity and/or debt financing.

(b)        In addition to any amounts payable to GTCR pursuant to Section 4(a), Opcos shall, concurrently with the consummation of each other equity and/or debt financing of the Company or any of its Subsidiaries, pay to GTCR a placement fee in immediately available funds in an aggregate amount equal to one percent (1.0%) of the gross amount of such equity and/or debt financing (including the committed amount (whether drawn or undrawn) of any revolving credit facility).

5.         Advisory Fee. Commencing on the date hereof, Opcos shall pay to GTCR an annual advisory fee in an aggregate amount equal to $500,000, payable in advance in equal quarterly installments.

6.         Expenses. Opcos shall promptly upon demand reimburse GTCR for such reasonable travel expenses, legal fees and other out-of-pocket fees and expenses as have been or may be incurred by or on behalf of GTCR or any of its Affiliates (other than the Company and its Subsidiaries), or any of their respective members, partners, directors, managers, officers, principals, employees or agents, in connection with each Subsequent Closing (as defined in the Unit Purchase Agreement), any other financing of the Company or any of its Subsidiaries, or the rendering of any other services hereunder (including fees and expenses incurred in attending Company-related meetings and retaining legal, regulatory, political or other advisors).

7.         Term. This Agreement will continue from the date hereof until the earlier of (a) the date on which the Investors and their Affiliates (other than the Company and its Subsidiaries) cease to own in the aggregate at least 10% of the Investor Securities (as defined in the Unit Purchase Agreement) and (b) consummation of an Approved Sale. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect Opcos’ obligations with respect to fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by Opcos as of the effective date of such termination.

8.         Liability. Neither GTCR nor any of its Affiliates (other than the Company and its Subsidiaries), nor any of their respective members, partners, directors, managers, officers, principals, employees or agents (all of whom are express third party beneficiaries of this Section 8), shall be liable to the Company, Opcos or their respective Subsidiaries or other affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, except to the extent a court of competent jurisdiction shall determine in a final non-appealable order that such loss, liability, damage or expense resulted directly from the fraud, gross negligence or willful misconduct of GTCR.

9.         Indemnification. Each Opco shall indemnify and hold harmless GTCR and its Affiliates (other than the Company and its Subsidiaries), and each of their respective members, partners, directors, managers, officers, principals, employees and agents (all of whom are express third-party beneficiaries of this Section 9), against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys’ fees) arising from their performance hereunder, except to the extent directly resulting from their gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. Each Opco hereby acknowledges that certain of its directors or managers, as applicable (each a “D&O Indemnitee”), have rights to indemnification, advancement of expenses and/or insurance provided by the Investors and other Affiliates of GTCR (collectively, the “Affiliate Indemnitors”). Each Opco hereby agrees (i) that such Opco is the indemnitor of first resort with respect to all indemnifiable claims against the D&O Indemnitees, whether arising under this Agreement or otherwise related to such Opco and its Affiliates (i.e., its obligations to the D&O Indemnitees are primary and any obligation of the Affiliate Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the D&O Indemnitees are secondary), (ii) that such Opco shall be required to advance the full amount of expenses incurred by the D&O Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the organizational documents (including the certificate of incorporation, certificate of formation, by-laws and limited liability company agremenet, as applicable) of such Opco (or any other agreement between such Opco and the D&O Indemnitees), without regard to any rights the D&O Indemnitees may have against the Affiliate Indemnitors, and (iii) that such Opco irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Each Opco agrees to indemnify the Affiliate Indemnitors directly for any amounts that the Affiliate Indemnitors pay as indemnification or advancement on behalf of a D&O Indemnitee and for which the D&O Indemnitee may be entitled to indemnification from such Opco in connection with serving as a director, manager or officer of such Opco or its subsidiaries. Each Opco further agrees that no advancement or payment by the Affiliate Indemnitors on behalf of a D&O Indemnitee with respect to any claim for which such D&O Indemnitee has sought indemnification from such Opco shall affect the foregoing and the Affiliate Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such D&O Indemnitee against such Opco.

10.         Independent Contractor. GTCR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither GTCR nor any of its Affiliates (other than the Company and its Subsidiaries), nor any of their respective members, partners, directors, managers, officers, principals, employees or agents, shall be considered employees or agents of Opcos as a result of this Agreement nor shall any of them have authority as a result of this Agreement to contract in the name of or bind Opcos, except as expressly agreed to in writing by such Opco.

11.         Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to GTCR and to Opcos at the addresses indicated below or at such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party:

If to GTCR:

GTCR Management XI LP
300 North LaSalle Street, Suite 5600
Chicago, Illinois 60654
Facsimile:	(312) 382-2201
Attention:	Constantine S. Mihas
Sean L. Cunningham
Benjamin J. Daverman

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Facsimile:	(312) 862-2200
Attention:	Sanford E. Perl, P.C.
Michael H. Weed, P.C.

If to Opcos:

c/o GTCR Management LLC
300 North LaSalle Street, Suite 5600
Chicago, Illinois 60654
Facsimile:	(312) 382-2201
Attention:	Chief Executive Officer

12.        Entire Agreement; Modification. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way. The provisions of this Agreement may be amended, modified and/or waived only with the prior written consent of Opcos and GTCR.

13.        Waiver of Breach. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

14.        Assignment. Neither GTCR nor either Opco may assign its rights or obligations under this Agreement without the express written consent of the other, except that GTCR may assign all or any of its rights and obligations hereunder to any of its Affiliates.

15.        Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

16.        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

17.        Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

18.        Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

19.        Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

20.        Jurisdiction; Venue; Service of Process. Each party hereto agrees that it may bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (a) irrevocably submits to the non-exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of any process, summons, notice or document by United States certified or registered mail to such party’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

21.        MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY

AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

22.      No Third-Party Beneficiaries. Except as expressly provided herein, no term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder.

23.      Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

*   *   *   *   *

IN WITNESS WHEREOF, the undersigned have caused this Second Amended & Restated Advisory Agreement to be duly executed and delivered as of the date and year first above written.

GTCR MANAGEMENT XI LP

By:	GTCR Management LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Authorized Signatory

VECTOR LABORATORIES, INC.

By:
Name:
Its:

TRILINK BIOTECHNOLOGIES, LLC

By:
Name:
Its:

Signature Page to Second A&R Advisory Agreement

IN WITNESS WHEREOF, the undersigned have caused this Second Amended & Restated Advisory Agreement to be duly executed and delivered as of the date and year first above written.

GTCR MANAGEMENT XI LP

By:	GTCR Management LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Authorized Signatory

VECTOR LABORATORIES, INC.

By:	/s/ Eric Tardif
Name:	Eric Tardif
Its:	Executive Vice President

TRILINK BIOTECHNOLOGIES, LLC

By:	/s/ Eric Tardif
Name:	Eric Tardif
Its:	Executive Vice President

Signature Page to Second A&R Advisory Agreement